CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 26, 2015
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER 2015 RESULTS

Quarterly Highlights

▪	Net income available to common stockholders of $14.4 million or $0.69 per diluted common share
▪	Return on average tangible common equity of 13.22%
▪	Net interest margin of 4.01%
▪	Completed acquisition of Community Bancorporation of New Mexico, Inc. on August 21, 2015
▪	Completed acquisition and systems conversion of First Scottsdale Bank, N.A. on September 11, 2015
▪	Announced signing of merger agreement with CIC Bancshares, Inc. on October 23, 2015

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (in millions)	$14.6	$12.0	$45.5	$29.6
Net income available to common stockholders (in millions)	14.4	11.8	44.8	29.0
Diluted earnings per common share	0.69	0.63	2.16	1.55

Return on average assets	0.85%	0.79%	0.91%	0.67%
Return on average common equity	11.40	11.86	12.38	10.21
Return on average tangible common equity	13.22	13.40	14.31	11.61
Net interest margin	4.01	3.96	3.96	3.97

“Heartland reported another very solid quarter with net income available to common stockholders of $14.4 million, a 22 percent increase over earnings of $11.8 million in the third quarter of 2014. Among several areas of strength, we attribute these strong results to a widened net interest margin of 4.01 percent during the quarter.”

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, October 26, 2015-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $14.4 million, or $0.69 per diluted common share, for the quarter ended September 30, 2015, compared to $11.8 million, or $0.63 per diluted common share, for the third quarter of 2014. Return on average common equity was 11.40% and return on average assets was 0.85% for the third quarter of 2015, compared to 11.86% and 0.79%, respectively, for the same quarter in 2014.

Commenting on Heartland’s third quarter results, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, “Heartland reported another very solid quarter with net income available to common stockholders of $14.4 million, a 22 percent increase over earnings of $11.8 million in the third quarter of 2014. Among several areas of strength, we attribute these strong results to a widened net interest margin of 4.01 percent during the quarter.”

Net income available to common stockholders for the first nine months of 2015 was $44.8 million, or $2.16 per diluted common share, compared to $29.0 million, or $1.55 per diluted common share, recorded during the first nine months of 2014. Return on average common equity was 12.38% and return on average assets was 0.91% for the first nine months of 2015, compared to 10.21% and 0.67%, respectively, for the same period in 2014.

On January 16, 2015, Heartland completed the acquisition of Community Banc-Corp of Sheboygan, Inc., parent company of Community Bank & Trust in Sheboygan, Wisconsin, in an all stock transaction. Simultaneous with the closing, Community Bank & Trust was merged into Heartland's Wisconsin Bank & Trust subsidiary. As of the close date, the transaction included, at fair value, total assets of $525.3 million, total loans of $395.0 million and total deposits of $434.0 million. The systems conversion for this transaction was completed on May 15, 2015.

On August 21, 2015, Heartland completed the acquisition of Community Bancorporation of New Mexico, Inc., parent company of Community Bank in Santa Fe, New Mexico, in an all cash transaction valued at approximately $11.1 million. Simultaneous with closing of the transaction, Community Bank merged into Heartland’s New Mexico Bank & Trust subsidiary. As of the close date, the transaction included, at fair value, total assets of $166.5 million, total loans of $99.5 million and total deposits of $147.4 million. The systems conversion for this transaction is expected to occur during the fourth quarter of 2015.

On September 11, 2015, Heartland completed the acquisition of First Scottsdale Bank, N.A. in Scottsdale, Arizona, in an all cash transaction valued at approximately $17.7 million. Simultaneous with the close, First Scottsdale Bank was merged into Heartland’s Arizona Bank & Trust subsidiary. As of the close date, the transaction included, at fair value, total assets of $83.7 million, total loans of $54.7 million and total deposits of $65.9 million. The systems conversion for this transaction was completed simultaneous with the closing.

During the second quarter of 2015, Heartland announced it had entered into a definitive merger agreement with Premier Valley Bank, a community bank based in Fresno, California, that had assets of approximately $655 million at June 30, 2015. Under this agreement, Premier Valley will become a wholly-owned subsidiary of Heartland and operate under its present name and management team as Heartland's tenth state-chartered bank. Subject to adjustment for a minimum tangible equity threshold, Premier Valley shareholders will receive approximately $95 million or $7.73 per share of Premier Valley common stock in the merger, and may elect to receive this payment in shares of Heartland common stock or in cash, subject to proration so that 70% of the total payment is in Heartland common stock and 30% in cash. The transaction is expected to close during the fourth quarter of 2015.

Subsequent to the quarter-end, Heartland entered into a merger agreement with CIC Bancshares, Inc., parent company of Centennial Bank, headquartered in Denver, Colorado. Under the agreement, Heartland will acquire CIC Bancshares, Inc. in a transaction valued at approximately $83.5 million, of which approximately 20 percent would be payable in cash and approximately 80 percent would be payable by issuance of Heartland common stock. Simultaneous with closing of the transaction, Centennial Bank will be merged into Heartland’s Summit Bank & Trust, with the resulting institution operating under the Centennial Bank name. Centennial Bank had total assets of approximately $722 million as of June 30, 2015. The transaction is subject to approvals by shareholders of CIC Bancshares, Inc. and bank regulatory authorities, and is expected to close during the first quarter of 2016.

“Expansion of our banking franchise through both organic and acquired growth remains a high priority for Heartland. During the third quarter, Heartland closed acquisitions in New Mexico and Arizona. In the current environment, Heartland is in a great position to leverage new acquisitions and realize cost savings. Going forward, our M&A team is capable of completing up to three systems conversions a year.” Fuller said.

Net Interest Margin As a Percentage of Average Earning Assets and In Dollars Increases

Net interest margin, expressed as a percentage of average earning assets, was 4.01% during the third quarter of 2015, an increase from 3.97% during the second quarter of 2015 and 3.96% during the third quarter of 2014.

Fuller said, “We are very pleased to see net interest margin increase to 4.01 percent for the quarter, counter to an industry trend of declining margins. Net interest income in dollars was also up, with a significant increase over last year’s quarter and year-to-date periods.”

Interest income increased $7.2 million or 12% to $67.3 million in the third quarter of 2015 from the $60.1 million recorded in the third quarter of 2014. After adjustment to add $2.6 million for both the third quarter of 2015 and the third quarter of 2014 for income taxes saved on the interest earned on nontaxable securities and loans, on a tax-equivalent basis, interest income in the third quarter of 2015 was $69.9 million compared to $62.7 million in the third quarter of 2014. The increase in interest income in the third quarter of 2015, as compared to the third quarter of 2014, was primarily due to an increase in average earning assets, which increased $735.2 million or 14% during the third quarter of 2015 compared to the third quarter of 2014, with approximately $527.4 million attributable to the acquisitions completed during 2015 and the remainder attributable primarily to loan growth experienced during the last half of 2014 and first half of 2015. Also contributing to the increase in interest income during the third quarter of 2015 compared to the third quarter of 2014 was a change in the composition of average earning assets from lower-yielding investments to higher-yielding loans. The percentage of average net loans and leases to total earning assets was 75% during the third quarter of 2015 compared to 69% during the third quarter of 2014.

Interest expense for the third quarter of 2015 was $7.5 million, a decrease of $1.1 million or 13% from $8.6 million in the third quarter of 2014. Average interest bearing liabilities increased $391.6 million or 10% for the quarter ended September 30, 2015, as compared to the same quarter in 2014, while the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 16 basis points from 0.83% in the third quarter of 2014 to 0.67% in the third quarter of 2015. The average interest rate paid on savings deposits was 0.22% during the third quarter of 2015 compared to 0.31% during the third quarter of 2014 and the average interest rate paid on time deposits was 0.91% during the third quarter of 2015 compared to 1.22% during the third quarter of 2014.

Net interest income increased $8.2 million or 16% to $59.7 million in the third quarter of 2015 from the $51.5 million recorded in the third quarter of 2014. Net interest income on a tax-equivalent basis totaled $62.3 million during the third quarter of 2015, an increase of $8.2 million or 15% from the $54.1 million recorded during the third quarter of 2014.

Noninterest Income Increases; Noninterest Expense Increases

Noninterest income totaled $25.0 million during the third quarter of 2015 compared to $20.6 million during the third quarter of 2014, an increase of $4.4 million or 21%. Service charges and fees totaled $6.4 million during the third quarter of 2015 compared to $4.9 million during the third quarter of 2014, an increase of $1.5 million or 31%. Net securities gains totaled $1.8 million during the third quarter of 2015 compared to $825,000 during the third quarter of 2014, an increase of $942,000 or 114%. Gains on sale of loans held for sale totaled $9.8 million during the third quarter of 2015 compared to $8.4 million during the third quarter of 2014, an increase of $1.4 million or 17%.

For the third quarter of 2015, noninterest expenses totaled $62.0 million compared to $54.7 million during the third quarter of 2014, an increase of $7.3 million or 13%. The largest contributor to this increase was salaries and employee benefits, which increased $3.5 million or 10%, with $1.1 million attributable to acquisitions. The other noninterest expense category with a significant increase during the third quarter of 2015 in comparison with the third quarter of 2014 was other noninterest expenses, which increased $1.6 million or 22%. Included in other noninterest expenses are costs associated with partnership investments in real estate projects that qualify for historic rehabilitation tax credits, which totaled $805,000 during the third quarter of 2015 and $1.4 million during the third quarter of 2014. These credits are included as a reduction to income tax expense as further described below. Excluding the effect of the cost associated with the tax credit investments, other noninterest expenses increased $2.2 million or 37% during the third quarter of 2015 in comparison to the third quarter of 2014, primarily as a result of one-time costs associated with the acquisitions and additional investments in technology.

Fuller commented, “Heartland’s residential real estate division had originations of $371 million, $59 million higher than the third quarter 2014, bringing our annual volume to over $1.1 billion. We continue to refine our strategy with regard to the mortgage business and have closed some low volume, out-of-footprint loan production offices during the second and third quarters of 2015 in favor of building out the business within our current service areas.”

Heartland's effective tax rate was 25.32% for the third quarter of 2015 compared to 19.58% for the third quarter of 2014. Included in Heartland's income taxes for the third quarters of both 2015 and 2014 were federal historic rehabilitation tax credits associated with Heartland's ownership interest in qualifying real estate projects totaling $1.1 million in 2015 and $1.8 million in 2014. Federal low-income housing tax credits included in Heartland's income taxes totaled $145,000 during the third quarter of 2015 compared to $166,000 during the third quarter of 2014. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 24.61% during the third quarter of 2015 compared to 32.59% during the third quarter of 2014.

Loans and Deposits Increase

Total assets were $6.81 billion at September 30, 2015, an increase of $754.1 million or 12% since year-end 2014. Total assets of the entities acquired during 2015 were $775.5 million at acquisition date. Securities represented 23% of total assets at September 30, 2015, compared to 28% at year-end 2014.

Total loans and leases held to maturity were $4.64 billion at September 30, 2015, compared to $3.88 billion at year-end 2014, an increase of $765.8 million or 20%, which includes $549.2 million acquired during 2015 in acquisitions. Exclusive of these acquisitions, total loans and leases held to maturity increased $216.5 million or 7% annualized since year-end 2014.

Fuller stated, “Loan growth continues as our highest priority this year. Year-to-date, we have seen loan growth of 7 percent annualized, which is very close to our 8 percent target.”

Total deposits were $5.51 billion as of September 30, 2015, compared to $4.77 billion at year-end 2014, an increase of $739.2 million or 16%, with $647.3 million attributable to the acquisitions completed during 2015. Exclusive of these acquisitions, total deposits increased $91.9 million or 3% annualized since year-end 2014. Demand deposits totaled $1.63 billion at September 30, 2015, an increase of $336.8 million or 26% since year-end 2014, with $145.5 million attributable to the acquisitions. Included in the deposit growth during the first nine months of 2015 was a $88.1 million increase in brokered time deposits, the majority of which were issued to replace higher cost long-term FHLB advances and wholesale repurchase agreements that matured during the first six months of 2015.

Fuller said, “We have experienced some organic growth in deposits with a year-to-date increase of 3 percent annualized. The growth was accompanied by a favorable shift in deposit mix with noninterest demand deposits increasing to nearly 30 percent of total.”

Nonperforming Assets and Provision for Loan Losses Increase

Nonperforming loans, excluding those covered under loss sharing agreements, were $33.8 million or 0.73% of total loans and leases at September 30, 2015, compared to $25.1 million or 0.63% of total loans and leases at December 31, 2014. Exclusive of $11.4 million of nonperforming assets acquired in the acquisitions, nonperforming assets decreased $4.8 million or 12% since year-end 2014.

The allowance for loan and lease losses at September 30, 2015, was 1.01% of loans and leases and 139.54% of nonperforming loans compared to 1.07% of loans and leases and 165.33% of nonperforming loans at December 31, 2014. The provision for loan losses was $3.2 million for the third quarter of 2015 compared to $2.6 million for the third quarter of 2014.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until October 25, 2016, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $6.8 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 89 banking locations in 68 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana,

Colorado, Minnesota, Kansas, Missouri and Texas, with loan production offices in California, Nevada and Idaho. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Interest Income
Interest and fees on loans and leases	$58,328	$49,311	$167,201	$143,796
Interest on securities:
Taxable	5,858	7,547	19,729	22,755
Nontaxable	3,077	3,249	8,867	10,079
Interest on federal funds sold	1	1	3	1
Interest on deposits in other financial institutions	4	6	11	20
Total Interest Income	67,268	60,114	195,811	176,651
Interest Expense
Interest on deposits	3,767	4,655	11,758	14,010
Interest on short-term borrowings	228	227	638	655
Interest on other borrowings	3,549	3,741	12,117	11,084
Total Interest Expense	7,544	8,623	24,513	25,749
Net Interest Income	59,724	51,491	171,298	150,902
Provision for loan and lease losses	3,181	2,553	10,526	11,635
Net Interest Income After Provision for Loan and Lease Losses	56,543	48,938	160,772	139,267
Noninterest Income
Service charges and fees	6,350	4,857	17,654	15,007
Loan servicing income	1,368	1,319	3,572	4,223
Trust fees	3,507	3,194	11,051	9,747
Brokerage and insurance commissions	869	1,044	2,872	3,325
Securities gains, net	1,767	825	9,230	2,460
Loss on trading account securities	—	—	—	(38)
Gains on sale of loans held for sale	9,823	8,384	38,164	23,559
Income on bank owned life insurance	372	371	1,355	1,073
Other noninterest income	924	612	2,406	1,635
Total Noninterest Income	24,980	20,606	86,304	60,991
Noninterest Expense
Salaries and employee benefits	37,033	33,546	110,522	98,428
Occupancy	4,307	3,807	12,594	11,841
Furniture and equipment	2,121	2,033	6,403	6,008
Professional fees	5,251	4,429	16,544	13,169
FDIC insurance assessments	1,018	888	2,873	2,848
Advertising	1,327	1,383	3,841	4,082
Intangible assets amortization	734	521	2,080	1,736
Other real estate and loan collection expenses	496	215	1,714	1,785
Loss on sales/valuations of assets, net	721	447	2,583	1,989
Other noninterest expenses	8,988	7,386	25,938	19,966
Total Noninterest Expense	61,996	54,655	185,092	161,852
Income Before Income Taxes	19,527	14,889	61,984	38,406
Income taxes	4,945	2,916	16,533	8,769
Net Income	14,582	11,973	45,451	29,637
Preferred dividends and discount	(205)	(205)	(613)	(613)
Net Income Available to Common Stockholders	$14,377	$11,768	$44,838	$29,024
Earnings per common share-diluted	$0.69	$0.63	$2.16	$1.55
Weighted average shares outstanding-diluted	20,893,312	18,752,748	20,751,664	18,742,950

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Interest Income
Interest and fees on loans and leases	$58,328	$55,824	$53,049	$50,226	$49,311
Interest on securities:
Taxable	5,858	6,739	7,132	6,972	7,547
Nontaxable	3,077	2,874	2,916	3,190	3,249
Interest on federal funds sold	1	1	1	—	1
Interest on deposits in other financial institutions	4	3	4	3	6
Total Interest Income	67,268	65,441	63,102	60,391	60,114
Interest Expense
Interest on deposits	3,767	3,819	4,172	4,144	4,655
Interest on short-term borrowings	228	212	198	222	227
Interest on other borrowings	3,549	3,766	4,802	3,854	3,741
Total Interest Expense	7,544	7,797	9,172	8,220	8,623
Net Interest Income	59,724	57,644	53,930	52,171	51,491
Provision for loan and lease losses	3,181	5,674	1,671	2,866	2,553
Net Interest Income After Provision for Loan and Lease Losses	56,543	51,970	52,259	49,305	48,938
Noninterest Income
Service charges and fees	6,350	5,900	5,404	5,078	4,857
Loan servicing income	1,368	1,163	1,041	1,360	1,319
Trust fees	3,507	3,913	3,631	3,350	3,194
Brokerage and insurance commissions	869	916	1,087	1,115	1,044
Securities gains, net	1,767	3,110	4,353	1,208	825
Loss on trading account securities	—	—	—	—	—
Gains on sale of loans held for sale	9,823	14,599	13,742	7,778	8,384
Income on bank owned life insurance	372	459	524	399	371
Other noninterest income	924	601	881	945	612
Total Noninterest Income	24,980	30,661	30,663	21,233	20,606
Noninterest Expense
Salaries and employee benefits	37,033	36,851	36,638	31,415	33,546
Occupancy	4,307	4,028	4,259	3,905	3,807
Furniture and equipment	2,121	2,176	2,106	2,097	2,033
Professional fees	5,251	5,249	6,044	5,072	4,429
FDIC insurance assessments	1,018	899	956	960	888
Advertising	1,327	1,333	1,181	1,442	1,383
Intangible assets amortization	734	715	631	487	521
Other real estate and loan collection expenses	496	753	465	524	215
Loss on sales/valuations of assets, net	721	1,509	353	116	447
Other noninterest expenses	8,988	9,969	6,981	7,930	7,386
Total Noninterest Expense	61,996	63,482	59,614	53,948	54,655
Income Before Income Taxes	19,527	19,149	23,308	16,590	14,889
Income taxes	4,945	3,989	7,599	4,327	2,916
Net Income	14,582	15,160	15,709	12,263	11,973
Preferred dividends and discount	(205)	(204)	(204)	(204)	(205)
Net Income Available to Common Stockholders	$14,377	$14,956	$15,505	$12,059	$11,768
Earnings per common share-diluted	$0.69	$0.72	$0.76	$0.64	$0.63
Weighted average shares outstanding-diluted	20,893,312	20,877,236	20,493,266	18,762,272	18,752,748

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Assets
Cash and due from banks	$76,954	$111,909	$104,475	$64,150	$63,400
Federal funds sold and other short-term investments	14,151	7,813	7,257	9,721	4,436
Cash and cash equivalents	91,105	119,722	111,732	73,871	67,836
Time deposits in other financial institutions	2,355	2,355	2,605	2,605	2,605
Securities:
Available for sale, at fair value	1,261,687	1,315,699	1,353,537	1,401,868	1,369,703
Held to maturity, at cost	282,200	283,258	284,030	284,587	255,312
Other investments, at cost	19,292	20,455	18,297	20,498	20,514
Loans held for sale	102,569	105,898	105,670	70,514	93,054
Loans and leases:
Held to maturity	4,642,523	4,449,823	4,243,689	3,876,745	3,798,305
Loans covered by loss share agreements	—	—	—	1,258	3,850
Allowance for loan and lease losses	(47,105)	(45,614)	(41,854)	(41,449)	(41,698)
Loans and leases, net	4,595,418	4,404,209	4,201,835	3,836,554	3,760,457
Premises, furniture and equipment, net	147,486	143,423	145,132	130,713	132,240
Other real estate, net	17,041	16,983	19,097	19,016	20,475
Goodwill	56,828	54,162	51,073	35,583	35,583
Other intangible assets, net	48,695	45,226	44,024	33,932	33,399
Cash surrender value on life insurance	99,564	96,693	95,118	82,638	82,224
FDIC indemnification asset	—	—	—	—	83
Other assets	81,644	108,924	74,126	59,433	61,122
Total Assets	$6,805,884	$6,717,007	$6,506,276	$6,051,812	$5,934,607
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,632,005	$1,536,355	$1,515,004	$1,295,193	$1,274,439
Savings	2,936,611	2,816,666	2,863,744	2,687,493	2,599,850
Time	938,621	964,248	887,650	785,336	852,430
Total deposits	5,507,237	5,317,269	5,266,398	4,768,022	4,726,719
Short-term borrowings	335,845	477,918	259,335	330,264	348,305
Other borrowings	302,086	296,594	361,300	395,705	334,311
Accrued expenses and other liabilities	69,707	46,020	51,896	61,504	41,873
Total Liabilities	6,214,875	6,137,801	5,938,929	5,555,495	5,451,208
Stockholders' Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common stock	20,640	20,616	20,586	18,511	18,477
Capital surplus	149,613	148,789	147,642	95,816	94,393
Retained earnings	337,421	325,106	312,212	298,764	288,555
Accumulated other comprehensive income	1,731	3,059	5,255	1,528	276
Treasury stock at cost	(94)	(62)	(46)	—	—
Total Equity	591,009	579,206	567,347	496,317	483,399
Total Liabilities and Equity	$6,805,884	$6,717,007	$6,506,276	$6,051,812	$5,934,607

HEARTLAND FINANCIAL USA, INC
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended September 30,		For the Nine Months Ended September 30,
		2015	2014	2015	2014
Average Balances
Assets		$6,726,196	$5,882,792	$6,603,085	$5,818,160
Loans and leases, net of unearned		4,654,179	3,812,218	4,457,715	3,692,718
Deposits		5,423,418	4,710,177	5,296,771	4,670,070
Earning assets		6,161,495	5,426,336	6,030,612	5,342,481
Interest bearing liabilities		4,491,089	4,099,526	4,447,165	4,093,520
Common stockholders' equity		500,399	393,740	484,418	380,165
Total stockholders' equity		582,097	475,438	566,116	461,863
Tangible common stockholders' equity		431,304	348,423	419,059	334,131

Key Performance Ratios
Annualized return on average assets		0.85%	0.79%	0.91%	0.67%
Annualized return on average common equity		11.40%	11.86%	12.38%	10.21%
Annualized return on average common tangible equity		13.22%	13.40%	14.31%	11.61%
Annualized ratio of net charge-offs to average loans and leases		0.14%	0.18%	0.15%	0.42%
Annualized net interest margin(1)		4.01%	3.96%	3.96%	3.97%
Efficiency ratio, fully taxable equivalent(2)		69.85%	70.76%	69.37%	72.16%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Refer to the "Non-GAAP Reconciliation-Efficiency Ratio" table that follows for details of this non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Average Balances
Assets	$6,726,196	$6,625,797	$6,454,271	$5,974,188	$5,882,792
Loans and leases, net of unearned	4,654,179	4,447,124	4,267,593	3,899,465	3,812,218
Deposits	5,423,418	5,302,235	5,161,782	4,784,592	4,710,177
Earning assets	6,161,495	6,069,844	5,857,204	5,508,287	5,426,336
Interest bearing liabilities	4,491,089	4,451,200	4,398,184	4,123,478	4,099,526
Common stockholders' equity	500,399	489,394	463,048	406,664	393,740
Total stockholders' equity	582,097	571,092	544,746	488,362	475,438
Tangible common stockholders' equity	431,304	424,245	401,294	361,916	348,423

Key Performance Ratios
Annualized return on average assets	0.85%	0.91%	0.97%	0.80%	0.79%
Annualized return on average common equity	11.40%	12.26%	13.58%	11.77%	11.86%
Annualized return on average common tangible equity	13.22%	14.14%	15.67%	13.22%	13.40%
Annualized ratio of net charge-offs to average loans and leases	0.14%	0.17%	0.12%	0.32%	0.18%
Annualized net interest margin(1)	4.01%	3.97%	3.90%	3.94%	3.96%
Efficiency ratio, fully taxable equivalent(2)	69.85%	67.43%	70.95%	69.99%	70.76%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Refer to the "Non-GAAP Reconciliation-Efficiency Ratio" table that follows for details of this non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended September 30,		For the Nine Months Ended September 30,
Reconciliation of Non-GAAP Measure-Efficiency Ratio		2015	2014	2015	2014
Net interest income		$59,724	$51,491	$171,298	$150,902
Taxable equivalent adjustment(1)		2,588	2,613	7,389	7,747
Fully taxable equivalent net interest income		62,312	54,104	178,687	158,649
Noninterest income		24,980	20,606	86,304	60,991
Securities gains, net		(1,767)	(825)	(9,230)	(2,460)
Adjusted income		$85,525	$73,885	$255,761	$217,180

Total noninterest expenses		$61,996	$54,655	$185,092	$161,852
Less:
Intangible assets amortization		734	521	2,080	1,736
Partnership investment in historic rehabilitation tax credits		805	1,408	2,995	1,408
Loss on sales/valuations of assets, net		721	447	2,583	1,989
Adjusted noninterest expenses		$59,736	$52,279	$177,434	$156,719

Efficiency ratio, fully taxable equivalent(2)		69.85%	70.76%	69.37%	72.16%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, expresses noninterest expenses as a percentage of fully taxable equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and historic rehabilitation tax credits. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, such as securities gains, net and losses on sales/valuations of assets, net. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Reconciliation of Non-GAAP Measure-Efficiency Ratio
Net interest income	$59,724	$57,644	$53,930	$52,171	$51,491
Taxable equivalent adjustment(1)	2,588	2,408	2,393	2,550	2,613
Fully taxable equivalent net interest income	62,312	60,052	56,323	54,721	54,104
Noninterest income	24,980	30,661	30,663	21,233	20,606
Securities gains, net	(1,767)	(3,110)	(4,353)	(1,208)	(825)
Adjusted income	$85,525	$87,603	$82,633	$74,746	$73,885

Total noninterest expenses	$61,996	$63,482	$59,614	$53,948	$54,655
Less:
Intangible assets amortization	734	715	631	487	521
Partnership investment in historic rehabilitation tax credits	805	2,190	—	1,028	1,408
Loss on sales/valuation of assets, net	721	1,509	353	116	447
Adjusted noninterest expenses	$59,736	$59,068	$58,630	$52,317	$52,279

Efficiency ratio, fully taxable equivalent(2)	69.85%	67.43%	70.95%	69.99%	70.76%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, expresses noninterest expenses as a percentage of fully taxable equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and historic rehabilitation tax credits. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, such as securities gains, net and losses on sales/valuations of assets, net. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Common Share Data
Book value per common share	$24.68	$24.13	$23.59	$22.40	$21.74
Tangible book value per common share(1)	$21.20	$20.84	$20.41	$19.99	$19.30
ASC 320 effect on book value per common share	$0.22	$0.21	$0.38	$0.19	$0.10
Common shares outstanding, net of treasury stock	20,637,321	20,614,325	20,585,072	18,511,125	18,477,463
Tangible capital ratio(2)	6.50%	6.46%	6.52%	6.16%	6.06%

Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$3,303,098	$3,199,717	$3,067,315	$2,743,140	$2,709,544
Residential mortgage	491,667	443,026	413,938	380,341	360,309
Agricultural and agricultural real estate	469,381	444,110	411,732	423,827	404,423
Consumer	379,903	364,441	351,981	330,555	326,148
Unearned discount and deferred loan fees	(1,526)	(1,471)	(1,277)	(1,118)	(2,119)
Total loans and leases held to maturity	$4,642,523	$4,449,823	$4,243,689	$3,876,745	$3,798,305

Loans covered under loss share agreements:
Commercial and commercial real estate	$—	$—	$—	$54	$1,188
Residential mortgage	—	—	—	1,204	1,762
Agricultural and agricultural real estate	—	—	—	—	573
Consumer	—	—	—	—	327
Total loans and leases covered under loss share agreements	$—	$—	$—	$1,258	$3,850

Other Selected Trend Information
Effective tax rate	25.32%	20.83%	32.60%	26.08%	19.58%
Full time equivalent employees	1,736	1,788	1,776	1,631	1,646
Trust assets under management	$1,861,821	$1,957,616	$2,064,044	$1,860,546	$1,820,612
Total Residential Mortgage Loan Applications	$443,294	$615,463	$647,487	$383,845	$445,039
Residential Mortgage Loans Originated	$370,956	$421,798	$319,581	$293,268	$312,428
Residential Mortgage Loans Sold	$360,172	$402,151	$268,786	$281,250	$283,677
Residential Mortgage Loan Servicing Portfolio	$3,963,677	$3,785,794	$3,578,409	$3,498,724	$3,362,717

(1) Total common stockholders' equity less goodwill and intangible assets (excluding servicing rights) divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2) Total common stockholders' equity less goodwill and intangible assets (excluding servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Allowance for Loan and Lease Losses
Balance, beginning of period	$45,614	$41,854	$41,449	$41,698	$40,892
Provision for loan and lease losses	3,181	5,674	1,671	2,866	2,553
Charge-offs on loans not covered by loss share agreements	(2,439)	(2,734)	(2,004)	(4,020)	(2,649)
Charge-offs on loans covered by loss share agreements	—	—	—	—	—
Recoveries	749	820	738	905	894
Recoveries on loans covered by loss share agreements	—	—	—	—	8
Balance, end of period	$47,105	$45,614	$41,854	$41,449	$41,698

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$32,577	$26,710	$27,023	$25,070	$30,130
Loans and leases past due ninety days or more as to interest or principal payments	1,181	—	9	—	—
Other real estate owned	17,041	16,983	19,097	19,016	19,873
Other repossessed assets	626	544	404	445	506
Total nonperforming assets not covered under loss share agreements	$51,425	$44,237	$46,533	$44,531	$50,509

Covered under loss share agreements:
Nonaccrual loans	$—	$—	$—	$278	$297
Other real estate owned	—	—	—	—	602
Total nonperforming assets covered under loss share agreements	$—	$—	$—	$278	$899

Performing troubled debt restructured loans	$10,154	$10,903	$10,904	$12,133	$11,994

Nonperforming Assets Activity
Balance, beginning of period	$44,237	$46,533	$44,809	$51,408	$54,182
Net loan charge offs	(1,690)	(1,914)	(1,266)	(3,115)	(1,747)
New nonperforming loans	7,996	4,676	4,059	5,226	5,911
Acquired nonperforming assets	5,328	—	6,101	—	—
Reduction of nonperforming loans(1)	(2,758)	(1,409)	(4,493)	(6,446)	(2,679)
OREO/Repossessed assets sales proceeds	(1,074)	(3,202)	(2,312)	(1,252)	(4,313)
OREO/Repossessed assets writedowns, net	(756)	(565)	(319)	(918)	(38)
Net activity at Citizens Finance Co.	142	118	(46)	(94)	92
Balance, end of period	$51,425	$44,237	$46,533	$44,809	$51,408

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	0.73%	0.60%	0.64%	0.63%	0.79%
Ratio of nonperforming assets to total assets	0.76%	0.66%	0.72%	0.73%	0.85%
Annualized ratio of net loan charge-offs to average loans and leases	0.14%	0.17%	0.12%	0.32%	0.18%
Allowance for loan and lease losses as a percent of loans and leases	1.01%	1.03%	0.99%	1.07%	1.10%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	139.54%	170.78%	154.83%	165.33%	138.40%
Loans delinquent 30-89 days as a percent of total loans	0.40%	0.31%	0.42%	0.21%	0.32%

(1) Includes principal reductions and transfers to performing status

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,192,259	$5,858	1.95%	$1,279,612	$7,547	2.34%
Nontaxable(1)	348,760	4,733	5.38	367,791	4,997	5.39
Total securities	1,541,019	10,591	2.73	1,647,403	12,544	3.02
Interest bearing deposits	11,567	4	0.14	8,098	6	0.29
Federal funds sold	1,032	1	0.38	344	1	1.15
Loans and leases:(2)
Commercial and commercial real estate(1)	3,252,610	38,802	4.73	2,656,438	32,249	4.82
Residential mortgage	570,117	5,848	4.07	435,965	4,589	4.18
Agricultural and agricultural real estate(1)	461,144	5,525	4.75	398,571	5,030	5.01
Consumer	370,308	7,384	7.91	321,244	6,704	8.28
Fees on loans	—	1,701	—	—	1,603	—
Less: allowance for loan and lease losses	(46,302)	—	—	(41,727)	—	—
Net loans and leases	4,607,877	59,260	5.10	3,770,491	50,175	5.28
Total earning assets	6,161,495	69,856	4.50%	5,426,336	62,726	4.59%
Nonearning Assets	564,701			456,456
Total Assets	$6,726,196			$5,882,792
Interest Bearing Liabilities
Savings	$2,870,847	$1,565	0.22%	$2,592,630	$2,032	0.31%
Time, $100,000 and over	337,163	741	0.87	320,849	924	1.14
Other time deposits	622,110	1,461	0.93	534,544	1,699	1.26
Short-term borrowings	362,094	228	0.25	316,874	227	0.28
Other borrowings	298,875	3,549	4.71	334,629	3,741	4.44
Total interest bearing liabilities	4,491,089	7,544	0.67%	4,099,526	8,623	0.83%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,593,298			1,262,154
Accrued interest and other liabilities	59,712			45,674
Total noninterest bearing liabilities	1,653,010			1,307,828
Stockholders' Equity	582,097			475,438
Total Liabilities and Stockholders' Equity	$6,726,196			$5,882,792
Net interest income(1)		$62,312			$54,103
Net interest spread(1)			3.83%			3.76%
Net interest income to total earning assets(1)			4.01%			3.96%
Interest bearing liabilities to earning assets	72.89%			75.55%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,266,546	$19,729	2.08%	$1,303,152	$22,755	2.33%
Nontaxable(1)	335,104	13,641	5.44	380,154	15,506	5.45
Total securities	1,601,650	33,370	2.79	1,683,306	38,261	3.04
Interest bearing deposits	10,541	11	0.14	7,256	20	0.37
Federal funds sold	4,562	3	0.09	450	1	0.30
Loans and leases:(2)
Commercial and commercial real estate(1)	3,133,525	112,343	4.79	2,580,868	93,978	4.87
Residential mortgage	529,412	16,146	4.08	421,571	13,554	4.30
Agricultural and agricultural real estate(1)	436,050	15,835	4.86	381,406	14,508	5.09
Consumer	358,728	21,476	8.00	308,873	19,372	8.39
Fees on loans		4,016	—		4,704	—
Less: allowance for loan and lease losses	(43,856)	—	—	(41,249)	—	—
Net loans and leases	4,413,859	169,816	5.14	3,651,469	146,116	5.35
Total earning assets	6,030,612	203,200	4.50%	5,342,481	184,398	4.61%
Nonearning Assets	572,473			475,679
Total Assets	$6,603,085			$5,818,160
Interest Bearing Liabilities
Savings	$2,851,506	$5,002	0.23%	$2,572,492	$6,184	0.32%
Time, $100,000 and over	343,369	2,373	0.92	329,976	2,641	1.07
Other time deposits	570,446	4,383	1.03	548,171	5,185	1.26
Short-term borrowings	343,537	638	0.25	308,000	655	0.28
Other borrowings	338,307	12,117	4.79	334,881	11,084	4.43
Total interest bearing liabilities	4,447,165	24,513	0.74%	4,093,520	25,749	0.84%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,531,450			1,219,431
Accrued interest and other liabilities	58,354			43,346
Total noninterest bearing liabilities	1,589,804			1,262,777
Stockholders' Equity	566,116			461,863
Total Liabilities and Stockholders' Equity	$6,603,085			$5,818,160
Net interest income(1)		$178,687			$158,649
Net interest spread(1)			3.76%			3.77%
Net interest income to total earning assets(1)			3.96%			3.97%
Interest bearing liabilities to earning assets	73.74%			76.62%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in the average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Total Assets
Dubuque Bank and Trust Company	$1,431,767	$1,541,610	$1,413,772	$1,508,573	$1,389,241
New Mexico Bank & Trust	1,282,784	1,141,575	1,113,031	1,142,580	1,069,722
Wisconsin Bank & Trust	1,098,405	1,150,867	1,128,104	650,658	664,630
Morrill & Janes Bank and Trust Company	845,067	860,781	888,321	898,161	867,346
Illinois Bank & Trust(1)	769,170	784,162	748,937	778,542	798,934
Arizona Bank & Trust	599,119	510,838	487,059	470,997	471,661
Rocky Mountain Bank	501,093	508,262	477,799	468,671	480,345
Minnesota Bank & Trust	188,633	195,201	169,254	167,808	165,580
Summit Bank & Trust	155,114	152,672	140,868	134,145	137,774
Total Deposits
Dubuque Bank and Trust Company	$1,120,999	$1,144,932	$1,166,070	$1,211,896	$1,055,036
New Mexico Bank & Trust	1,047,358	891,003	880,422	860,465	828,637
Wisconsin Bank & Trust	904,803	985,804	939,157	554,722	564,674
Morrill & Janes Bank and Trust Company	650,123	662,524	696,606	703,016	686,833
Illinois Bank & Trust(1)	641,024	645,354	625,885	600,357	654,592
Arizona Bank & Trust	491,254	405,680	378,422	351,635	390,167
Rocky Mountain Bank	428,234	417,647	407,958	395,609	395,728
Minnesota Bank & Trust	163,291	172,547	148,773	150,146	148,453
Summit Bank & Trust	139,826	122,928	124,113	111,859	118,896
Net Income (Loss)
Dubuque Bank and Trust Company	$4,477	$7,416	$6,016	$5,184	$4,480
New Mexico Bank & Trust	3,220	3,658	4,164	2,015	3,201
Wisconsin Bank & Trust	3,886	2,950	2,181	1,737	1,077
Morrill & Janes Bank and Trust Company	2,024	1,566	1,656	2,157	1,626
Illinois Bank & Trust(1)	1,877	1,309	2,482	1,721	1,538
Arizona Bank & Trust	1,254	998	677	1,159	551
Rocky Mountain Bank	1,471	1,196	1,156	1,684	1,448
Minnesota Bank & Trust	411	223	162	395	106
Summit Bank & Trust	(6)	(81)	305	(491)	(65)
Return on Average Assets
Dubuque Bank and Trust Company	1.20%	2.02%	1.66%	1.43%	1.27%
New Mexico Bank & Trust	1.07	1.28	1.52	0.72	1.20
Wisconsin Bank & Trust	1.37	1.04	0.83	1.05	0.65
Morrill & Janes Bank and Trust Company	0.95	0.72	0.77	0.99	0.76
Illinois Bank & Trust(1)	0.96	0.66	1.35	0.87	0.73
Arizona Bank & Trust	0.93	0.81	0.58	0.97	0.47
Rocky Mountain Bank	1.17	0.98	0.99	1.42	1.22
Minnesota Bank & Trust	0.87	0.51	0.40	0.98	0.26
Summit Bank & Trust	(0.02)	(0.23)	0.92	(1.46)	(0.19)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.54%	3.48%	3.55%	3.69%	3.63%
New Mexico Bank & Trust	3.88	3.79	3.88	3.73	3.85
Wisconsin Bank & Trust	4.85	4.70	4.44	4.09	4.24
Morrill & Janes Bank and Trust Company	3.46	3.54	3.35	3.35	3.51
Illinois Bank & Trust(1)	3.61	3.58	3.69	3.61	3.43
Arizona Bank & Trust	4.13	4.10	4.17	4.28	4.23
Rocky Mountain Bank	4.34	4.30	4.31	4.74	4.44
Minnesota Bank & Trust	3.68	3.71	3.95	4.02	3.84
Summit Bank & Trust	3.56	3.64	4.16	3.74	3.81

(1) Includes Galena State Bank & Trust Co. for the quarters ended September 30, 2014 and December 31, 2014.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$953,273	$945,574	$907,956	$952,114	$917,092
New Mexico Bank & Trust	777,433	658,543	635,843	635,402	609,170
Wisconsin Bank & Trust	844,557	876,321	865,323	502,310	509,364
Morrill & Janes Bank and Trust Company	527,217	520,978	475,295	440,899	445,100
Illinois Bank & Trust(1)	473,859	455,247	439,757	429,772	419,202
Arizona Bank & Trust	444,916	383,588	355,986	342,731	335,648
Rocky Mountain Bank	380,304	375,860	343,008	354,455	356,049
Minnesota Bank & Trust	128,700	127,172	114,477	110,920	104,061
Summit Bank & Trust	94,127	95,275	87,913	90,515	88,199
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,443	$9,223	$9,376	$9,403	$9,143
New Mexico Bank & Trust	7,156	6,913	6,670	6,863	6,688
Wisconsin Bank & Trust	6,344	6,397	5,148	5,216	5,327
Morrill & Janes Bank and Trust Company	5,121	4,748	3,200	2,305	2,077
Illinois Bank & Trust(1)	5,641	5,304	5,056	4,734	5,343
Arizona Bank & Trust	3,803	3,700	3,566	3,258	3,432
Rocky Mountain Bank	3,588	3,347	3,155	3,450	4,048
Minnesota Bank & Trust	1,292	1,267	1,170	1,116	1,052
Summit Bank & Trust	814	896	850	1,554	996
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$7,918	$4,593	$4,056	$3,067	$6,151
New Mexico Bank & Trust	7,196	2,985	4,386	6,416	5,550
Wisconsin Bank & Trust	7,524	9,530	8,857	2,967	3,335
Morrill & Janes Bank and Trust Company	963	733	406	380	519
Illinois Bank & Trust(1)	4,827	5,132	5,499	5,939	7,611
Arizona Bank & Trust	1,867	1,003	1,009	2,156	2,732
Rocky Mountain Bank	2,288	1,443	2,111	1,954	3,008
Minnesota Bank & Trust	—	—	—	—	—
Summit Bank & Trust	622	630	40	1,076	583
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	0.99%	0.98%	1.03%	0.99%	1.00%
New Mexico Bank & Trust	0.92	1.05	1.05	1.08	1.10
Wisconsin Bank & Trust	0.75	0.73	0.59	1.04	1.05
Morrill & Janes Bank and Trust Company	0.97	0.91	0.67	0.52	0.47
Illinois Bank & Trust(1)	1.19	1.17	1.15	1.10	1.27
Arizona Bank & Trust	0.85	0.96	1.00	0.95	1.02
Rocky Mountain Bank	0.94	0.89	0.92	0.97	1.14
Minnesota Bank & Trust	1.00	1.00	1.02	1.01	1.01
Summit Bank & Trust	0.86	0.94	0.97	1.72	1.13

(1) Includes Galena State Bank & Trust Co. for the quarters ended September 30, 2014 and December 31, 2014.